EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 13, 2012, of Fuel Technology Products, Inc. (A Development Stage Company) relating to the financial statements as of March 31, 2011 and for the period from August 3, 2010 (inception) to March 31, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

April 13, 2011